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                                  EXHIBIT 23.02


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Geoworks 1994 Stock Plan and in the related prospectus for the registration of 1,400,000 shares of its common stock, of our report dated April 23, 1997 with respect to the consolidated financial statements of Geoworks Corporation included in its Annual Report on Form 10-K for the year ended March 31, 1997, filed with the Securities and Exchange Commission.

                                       /S/ ERNST & YOUNG LLP

Walnut Creek, California
November 3, 1997